Exhibit 10.2
STOCK OPTION AGREEMENT

FOR THOMAS LACEY
I. NOTICE OF STOCK OPTION GRANT
     Thomas Lacey (“Optionee”) has been granted an option (“Option”) to purchase the common stock (“Common Stock”) of Phoenix Technologies Ltd. (the “Company”) subject to the terms and conditions of this stock option agreement (“Agreement”) as follows:

Date of Grant	February 25, 2010

Vesting Commencement Date	February 25, 2010

Total Number of shares of Common	400,000
Stock (“Shares”) granted

Exercise Price per Share	Closing Price of Common Stock on
February 25, 2010

Type of Option:	Nonstatutory Stock Option

Term/Expiration Date:	February 25, 2020

          Vesting Schedule:
          This Option may be exercised at any time, provided that to the extent it is exercised for unvested Shares, the Optionee shall enter into a Restricted Stock Purchase Agreement which shall provide the Company with a repurchase right for the unvested Shares that shall lapse in accordance with this vesting schedule. This Option shall vest with respect to 1/48th of the total number of Shares underlying the Option each month so that all of the Shares underlying the Option shall be fully vested on the four (4) year anniversary of the Date of Grant, provided that the Optionee continues to be employed by the Company on such applicable vesting dates. In addition, the vesting of the Option may accelerate upon certain terminations of employment as provided in Optionees’ offer letter dated February 25, 2010 (the “Offer Letter”) and the Severance and Change of Control Agreement between the Optionee and the Company dated February 25, 2010 (the “Severance and Change of Control Agreement”).
          Termination Period:
          In the event the Company (or any parent or subsidiary) terminates Optionee’s Employment other than for “Cause” (as such term is defined in the Severance and Change of Control Agreement), or Optionee terminates his Employment for “Good Reason” (as such term is defined in the Severance and Change of Control Agreement), or Optionee’s Employment is terminated for “Disability” (as such term is defined in the Severance and Change of Control Agreement) or death, the Option shall remain outstanding for a period of twelve (12) months following such termination of Employment. In the event Optionee’s Employment with the Company (or any parent or subsidiary) terminates for any other reason, the Option shall remain outstanding for a period of ninety (90) days following such termination of Employment. The Option may be exercised during the twelve (12)-month or ninety (90)-day period, as applicable, for the number of Shares for which Optionee is vested at the time of such termination of Employment after taking into account any vesting acceleration provided for in this Agreement or Optionee’s Offer Letter and the Severance and Change of Control Agreement. In no event, however, shall this Option be exercised later than the Term/Expiration Date as provided above. To the extent the Optionee is not vested with respect to the Option on the date of such termination (after taking into account any vesting acceleration provided for in this Agreement or Optionee’s Offer Letter and the Severance and Change of Control Agreement), such unvested portion of the Option shall be forfeited on such termination date, and shall not be exercisable.
     II. AGREEMENT
          1. Grant of Option. The Company hereby grants to the Optionee an Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of this Agreement.
          2. Exercise of Option.
          (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Agreement.
          (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Appendix A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company as set forth in this Agreement. The Exercise Notice shall be completed by the Optionee and delivered to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.
          If the Optionee elects to exercise this Option with respect to unvested Shares, the Optionee shall deliver an exercise notice, in the form attached as Appendix C (the “Early Exercise Notice and Restricted Stock Purchase Agreement”), which shall state the election to early exercise the Option, the number of Shares in respect of which the Option is being early exercised, and an executed Restricted Stock Purchase Agreement which shall provide the Company with a repurchase right for the unvested Shares that shall lapse in accordance with the Option’s vesting schedule, and such other representations and agreements as may be required by the Company as set forth in this Agreement. The Exercise Notice shall be completed by the Optionee and delivered to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be early exercised upon receipt by the Company of such fully executed Early Exercise Notice, Restricted Stock Purchase Agreement, and aggregate Exercise Price.
          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with “Applicable Laws” (as such term is defined in the Company’s 2007 Equity Incentive Plan) and the Optionee has met his withholding obligations as set forth in Section 11 of this Agreement.
          3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
          (a) cash;
          (b) check;
          (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with this Agreement;
          (d) surrender of other Shares (including a portion of the fully vested option shares being exercised) which have a “Fair Market Value” (as such term is defined in the Company’s 2007 Equity Incentive Plan) on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or
          (e) any combination of the foregoing methods.
          4. Non-Transferability of Option. Without the consent of the Company, which shall not be unreasonably withheld, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

          5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with this Agreement.
          6. Tax Consequences. Some of the federal tax consequences relating to this Option are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT AN INDEPENDENT TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
          (a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company has certain withholding obligations as described in Section 11 of this Agreement.
          (b) Disposition of Shares. If the Optionee holds the Shares underlying the Option for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.
          7. Administration of Agreement. This Agreement shall be administered by the Company’s Board of Directors (“Board”) or a committee thereof (“Committee”) that satisfies the requirements of Applicable Law (individually or collectively, the “Administrator”). To the extent desirable to treat the transactions contemplated under this Agreement as exempt under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), the Committee shall consist of at least two “non-employee directors” as defined under Rule 16b-3. Subject to the provisions of this Agreement, the Administrator shall have the authority in its discretion:
          (a) to construe and interpret the terms of this Agreement;
          (b) to reduce the Exercise Price of the Option to the then current Fair Market value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;
          (c) to institute an option exchange program subject to stockholder approval;
          (d) to modify or amend the Option (subject to Section 12 of the Agreement), including the discretionary authority to extend the post-termination exercisability period of the Option;
          (e) to authorize any person to execute on behalf of the Company any instrument required to effect the grant the Option; and
          (f) to make all other determinations deemed necessary or advisable for administering the Agreement.
          The Administrator’s decisions, determinations and interpretations shall be final and binding on the Optionee.

          8. Rights as Stockholder; Buy-Out Provisions.
          (a) Rights as Stockholder. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 10 of this Agreement. Buy-Out Provisions. The Administrator may at any time offer to buy this Option for a payment in cash or Shares on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made; subject to Optionee’s approval of the terms of the offer.
          9. Leave of Absence. In the event Optionee should take a leave of absence, the vesting of the Option shall be governed by Section 8(g) of the Company’s 2007 Equity Incentive Plan.
          10. Adjustment upon Changes in Capitalization, Dissolution or Liquidation, or Change of Control.
          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by the Option and the per Share Exercise Price of the Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify the Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise this Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, this Option will terminate immediately prior to the consummation of such proposed action.
          (c) Change of Control. In the event of a Change of Control, as defined in the Optionee’s Severance and Change of Control Agreement dated February 25, 2010 (the “Change of Control Agreement”), the terms of such Change of Control Agreement shall apply to this Option.
          (d) Corporate Transactions. In the event of (i) the consummation of a merger of the Company with or into another corporation, or (ii) the consummation of the sale of all or substantially all of the assets or all or substantially all of the outstanding securities of the Company ((i) or (ii) is referred to herein as a “Corporate Transaction”), this Option and any restricted stock granted as a result of the early exercise of this Option (the “Restricted Stock”), shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for this Option or Restricted Stock, the Optionee shall fully vest in this Option, and the rights of the Company to repurchase such Restricted Stock shall fully lapse. If an Option becomes fully vested in lieu of assumption or substitution in the event of a Corporate Transaction, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. The Option shall be considered assumed or substituted for if, following the Corporate Transaction, the Optionee has the right to purchase or receive the same consideration the shareholders of the Company received in the Corporate Transaction and the terms of this Option in effect immediately prior to the Corporate Transaction are not impaired. The Restricted Stock shall be considered to be assumed if the forfeiture, reacquisition or repurchase rights for the shares of Restricted Stock are assigned by the Company to the successor corporation (or any parent of subsidiary). If as a result of a Corporate Transaction, the Option or shares of Restricted Stock become fully vested, the Administrator, with the consent of the Optionee, may (but is not obligated to) provide for a cash payment in exchange for such Option or shares of Restricted Stock.
          11. Withholding Obligations. The Company’s obligation to issue or deliver Shares underlying the Option shall be subject to satisfaction of applicable federal, state, local and foreign tax withholding requirements. No later than the date as of which an amount first becomes includible in the Optionee’s gross income for federal income tax purposes (the “Tax Date”) with respect to the Option, the Optionee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. At the request of the Optionee, withholding obligations may be settled with Common Stock that is part of the Option that gives rise to the withholding requirement. The obligations of the Company under the Option shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Optionee.
          The Optionee may satisfy any withholding tax requirements by one or any combination of the following means: (i) tendering a cash payment or (ii) authorizing the Company to withhold Shares otherwise issuable to the Optionee under the Option (the “Share Withholding Election”). (See Appendix B, “Notice of Withholding Election”)
          A Share Withholding Election is subject to the following requirements: the election must be in writing and delivered to the Company prior to the Tax Date; (ii) the election shall be irrevocable by the Optionee; provided, however, that the Optionee may change the method for satisfying subsequent withholding obligations by making a subsequent irrevocable withholding election that shall take effect no earlier than 6 months from the date such subsequent withholding election is made.
          12. Amendment and Termination of Agreement. The Board may at any time amend, alter, suspend or terminate the Agreement, provided that no amendment, alteration, suspension or termination of the Agreement shall impair the rights of the Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.
          13. Conditions Upon Issuance of Shares.
               (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of this Option unless the exercise of this Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company represents that as of the grant date of this Option, there is no legal impediment to the Company’s filing of the Form S-8 with respect to the common stock underlying the Option or to the continued effectiveness of such Form S-8.
          (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
          14. Reservation of Shares. The Company, during the term of this Agreement, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Agreement.
          15. Entire Agreement; Governing Law. This Agreement and the attached Appendices A, B, and C, the applicable terms of the Optionee’s Offer Letter and the Severance and Change of Control Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. In the event of a conflict between this Agreement or the Notice of Grant and the Severance and Change of Control Agreement, the terms of the Severance and Change in Control Agreement shall prevail. This Agreement and the attached Appendices are governed by the internal substantive laws, but not the choice of law rules, of California.
          Any legal action or other legal proceeding relating to this Agreement shall be brought or otherwise commenced in any state or federal court located in Santa Clara County, California and both parties expressly and irrevocably consent and submit to the jurisdiction of each state and federal court located in Santa Clara County, California (and each appellate court located in the State of California), in connection with any such legal proceeding; agree not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Santa Clara County, California, any claim that the party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.
          16. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING

GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.
          The Company’s obligation to deliver the Shares upon exercise of the Option as provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the you or others, except as otherwise specifically provided for in this Agreement.
          All legal fees and expenses which may reasonably incur as a result of any dispute or contest between Optionee and the Company with respect to the validity or enforceability of, or liability under, any provision of this Agreement, or any guarantee of performance thereof, shall be paid, by the non-prevailing party in such dispute or contest. Notwithstanding the previous sentence, if the Optionee’s Employment with the Company is terminated as described in Section 3(b) of Optionee’s Severance and Change of Control Agreement, the Company shall pay Optionee’s legal fees with respect to any dispute or contest arising under this Agreement (irrespective of the outcome thereof).
          By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	PHOENIX TECHNOLOGIES LTD.

/s/ Thomas Lacey	/s/ Timothy C. Chu

Signature	By

Thomas Lacey	VP, General Counsel and Secretary

Print Name	Title

Residence Address

APPENDIX A
EXERCISE NOTICE
Phoenix Technologies Ltd.
915 Murphy Ranch Road
Milpitas, CA 95035
Attention: Secretary
     1 Exercise of Option. Effective as of today,                     , 20                     , the undersigned (“Purchaser”) hereby elects to purchase                      Shares of Common Stock under the Agreement. The purchase price for the Shares shall be $                    , as required by the Agreement.
     2 Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.
     3 Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Agreement and agrees to abide by and be bound by their terms and conditions.
     4 Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option, but in no event more than five business days after the Optionee has properly exercised the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 10 of this Agreement.
     5 Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

Submitted by:	Accepted by:

PURCHASER:	PHOENIX TECHNOLOGIES LTD.

Signature	By

Print Name	Its

Address:	Address:

915 Murphy Ranch Road Milpitas, CA 95035

Date Received

APPENDIX B
Notice of Withholding Election
To: Phoenix Technologies Ltd.

From:
               Re: Withholding Election
     This Notice of Withholding Election is made in accordance with Section 11 of the Agreement. Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Agreement.
     I hereby certify the following:
     1. My correct name, taxpayer identification number and current address are set forth at the end of this Notice of Withholding Election.
     2. I am the original recipient (or his/her beneficiary or authorized representative) of the Option which covers                                          Shares of the Company’s Common Stock.
     3. This Notice of Withholding Election relates to                                          Shares of the Common Stock that are to be exercised on                                          (the “Tax Date”). The number set forth above shall be deemed changed as appropriate to reflect adjustments in the Company’s capitalization as in accordance with the Agreement.
     4. I hereby elect to have the Company withhold that number of Shares of Common Stock with a Fair Market Value equal to the amount required to satisfy the withholding obligations arising upon the exercise of the number of Shares set forth in paragraph 3 above.
     5. This Notice of Withholding Election is made prior to the Tax Date and is otherwise properly made pursuant to Section 11 of the Agreement.
     6. I understand that this Notice of Withholding Election may not be revised, amended or revoked by me and shall remain in effect to satisfy future withholding obligations unless I make a timely election for such future withholding obligations.
     7. I have read and understand the Agreement and I have no reason to believe that any of the conditions therein to the making of this election have not been met.

Signature	Date

Print Name	Taxpayer Identification No.

Address: